Exhibit 10.2

EXCHANGE AGREEMENT

by and among

WEST SIDE INVESTMENT MANAGEMENT, INC.
STATE STREET CORPORATION
and
BOSTON FINANCIAL DATA SERVICES, INC.

dated as of

March 27, 2017

i

EXCHANGE AGREEMENT
This EXCHANGE AGREEMENT (this “Agreement”), dated as of March 27, 2017, is entered into by and among WEST SIDE INVESTMENT MANAGEMENT, INC., a Nevada corporation (“West Side”) and wholly owned subsidiary of DST Systems, Inc., a Delaware corporation (“DST”), STATE STREET CORPORATION, a Massachusetts corporation (“State Street”), and BOSTON FINANCIAL DATA SERVICES, INC., a Massachusetts corporation (“BFDS”). Each of West Side, State Street and BFDS are sometimes referred to individually as a “Party” and, collectively, as the “Parties”.
RECITALS
WHEREAS, prior hereto, DST, State Street, BFDS and International Financial Data Services Limited Partnership (“IFDS”) have entered into that certain BFDS Reorganization Agreement, dated as of the date hereof (the “Reorganization Agreement”), pursuant to which DST, State Street, BFDS and IFDS will effect (i) the Accounts Receivable Contribution, (ii) the IFDS Realty US Distribution, (iii) the Vestmark State Street Distribution, (iv) the Vestmark DST Distribution, (v) the Cash Distribution, (vi) the BFDS Governing Documents Restatement and (vii) the Contribution (as each term is defined in the Reorganization Agreement);
WHEREAS, West Side owns shares of common stock in State Street;
WHEREAS, State Street has agreed to distribute all the BFDS Class A Common Shares (as such term is defined in the Reorganization Agreement) to West Side in redemption of 2,041,187 shares of common stock in State Street (“West Side’s State Street Shares”), and West Side has agreed to accept from State Street the BFDS Class A Common Shares in exchange for West Side’s State Street Shares (the “Exchange”);
WHEREAS, it is the intention of the Parties that the Contribution and the Exchange, taken together, will qualify as a transaction that is tax-free for U.S. federal income tax purposes under Section 355 and Section 368(a)(1)(D) of the Code, and that each of BFDS and State Street will be a “party to the reorganization” within the meaning of Section 368(b) of the Code; and
WHEREAS, this Agreement and the Reorganization Agreement, taken together, are intended to be a “plan of reorganization” within the meaning of Treas. Reg. Section 1.368-2(g) and Treas. Reg. Section 1.368-3.
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Reorganization Agreement.

ARTICLE II
EXCHANGE
Section 2.01 Exchange.

(a)On the terms and subject to the conditions set forth in this Agreement, at the Closing, State Street shall, transfer, assign, convey and deliver to West Side all of State Street’s right, title and interest in and to all the BFDS Class A Common Shares, free and clear of all Encumbrances, and West Side shall accept from State Street all of State Street’s right, title and interest in and to all the BFDS Class A Common Shares. As consideration for the distribution of BFDS Class A Common Shares set forth in this Section 2.01(a), West Side shall, transfer, assign, convey and deliver to State Street, and State Street shall accept from West Side, all of West Side’s right, title and interest in and to West Side’s State Street Shares, free and clear of all Encumbrances.

(b)At the Closing, (i) State Street shall deliver, or cause to be delivered, to West Side stock certificates evidencing the BFDS Class A Common Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with any required stock transfer tax stamps (if applicable) affixed thereto, and (ii) West Side shall electronically deliver, or cause to be electronically delivered to State Street West Side’s State Street Shares via the deposit/withdrawal at custodian (DWAC) method to an account designated by State Street, free and clear of all Encumbrances.

Section 2.02 Other Transactions to be Effected at the Closing. On the terms and subject to the conditions set forth in this Agreement, at the Closing, each Party shall deliver, or cause to be delivered, any instruments, agreements, documents or certificates reasonably required to be delivered at or prior to the Closing to effect the transactions contemplated by this Agreement.

Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at 10 a.m., New York time, on the Business Day following the Reorganization Closing, at the offices of Morrison & Foerster LLP, 250 W. 55th Street, New York, NY 10019 (the day on which the Closing takes place being the “Closing Date”), or at such other place or on such other date as West Side and State Street shall mutually agree upon in writing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATING TO WEST SIDE

West Side represents and warrants that the statements contained in this Article III are true and correct as of the date hereof and as of the Closing Date.

Section 3.01 Organization, Good Standing and Authority.

(a)     West Side (i) is an Entity duly formed and organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has full power and authority (x) to execute and deliver this Agreement, (y) to carry out its obligations hereunder and (z) to consummate the transactions contemplated hereby.
(b)     The execution and delivery by West Side of this Agreement, the performance by West Side of its obligations hereunder, and the consummation by West Side of the transactions contemplated hereby have been duly authorized by all necessary action required to be taken by West Side.
(c)     This Agreement has been duly executed and delivered by West Side, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of West Side enforceable against West Side in accordance with its terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by West Side of this Agreement and the consummation by West Side of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Governing Documents of West Side; (b) conflict with or result in a violation or breach of any provision of any Law applicable to West Side; (c) require the consent of, notice to or other action by any Person under any Contract to which West Side is a party; or (d) result in the creation or imposition of any Encumbrance on West Side’s State Street Shares. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to West Side in connection with the execution and delivery of this Agreement and each other Transaction Document to which West Side is a party and the consummation of the transactions contemplated hereby and thereby.

Section 3.03 Title to West Side’s State Street Shares. West Side is the record owner of and has good and valid title to West Side’s State Street Shares, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, West Side shall have transferred to State Street all of West Side’s State Street Shares, free and clear of all Encumbrances, other than Encumbrances created by State Street. Except for this Agreement, West Side is neither (i) a party to any, or granted to any other Person any Commitment providing for, or restricting, the acquisition or disposition of West Side’s State Street Shares nor (ii) is a party to any voting agreement, voting trust, revocable or irrevocable proxy or other agreement or understanding with respect to the voting or transfer of West Side’s State Street Shares.

Section 3.04 Legal Proceedings; Governmental Orders. There are no Actions pending or, to West Side’s Knowledge, threatened against West Side, by or before any Governmental Authority that (a) challenge the validity or enforceability of this Agreement or (b) seek to prevent, enjoin or otherwise delay the consummation of the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. West Side is not subject to any Action of any Governmental Authority that would impair or delay West Side’s ability to consummate the transactions contemplated by this Agreement.

Section 3.05 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of West Side or any of its Affiliates.

Section 3.06 Investigation. West Side acknowledges and agrees that (a) the only representations and warranties made by State Street are the representations and warranties expressly set forth in Article IV or the other Transaction Documents, and that neither West Side nor any of its Affiliates has relied upon any other express or implied representations, warranties or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or on behalf of State Street or any of its Affiliates, any Representatives of State Street or any of their Affiliates or any other Person, including any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or through State Street’s Representatives, or management presentations, data rooms (electronic or otherwise) or other due diligence information, and that neither West Side nor any of its Affiliates shall have any right or remedy pursuant to any theory of liability arising out of any such representation, warranty or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information, and (b) any claims West Side or any of its Affiliates may have for breach of any representation or warranty shall be based solely on the representations and warranties of State Street expressly set forth in Article IV or the other Transaction Documents.

Section 3.07 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article III and the other Transaction Documents, neither West Side, nor any of its Affiliates, nor any other Person, has made, makes or shall be deemed to make, any other representation or warranty of any kind whatsoever, express or implied, written or oral, on behalf of West Side, in connection with the Transactions, including any representation or warranty regarding West Side, West Side’s subsidiaries, the Transactions or any other rights or obligations to be transferred pursuant to the Transaction Documents, and West Side hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, whether made by or on behalf of West Side, its Affiliates or any other Person.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES RELATING TO STATE STREET

State Street represents and warrants that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date.

Section 4.01     Organization, Good Standing and Authority.

(a)    State Street (i) is an Entity duly formed and organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has full power and authority (x) to execute and deliver this Agreement, (y) to carry out its obligations hereunder and (z) to consummate the transactions contemplated hereby.

(b)     The execution and delivery by State Street of this Agreement, the performance by State Street of its obligations hereunder and the consummation by State Street of the transactions contemplated hereby have been duly authorized by all necessary action required to be taken by State Street.
(c)This Agreement has been duly executed and delivered by State Street, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of State Street enforceable against State Street in accordance with its terms.

Section 4.02     No Conflicts; Consents. The execution, delivery and performance by State Street of this Agreement and the consummation by State Street of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Governing Documents of State Street; (b) conflict with or result in a violation or breach of any provision of any Law applicable to State Street; (c) require the consent of, notice to or other action by any Person under any Contract to which State Street is a party; or (d) result in the creation or imposition of any Encumbrance on the BFDS Class A Common Shares held by State Street. No consent, approval, permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to State Street in connection with the execution and delivery of this Agreement and each other Transaction Document to which State Street is a party and the consummation of the transactions contemplated hereby and thereby.

Section 4.03    Title to BFDS Class A Common Shares. State Street is the record owner of and has good and valid title to the BFDS Class A Common Shares, free and clear of all Encumbrances (other than transfer restrictions under the applicable Governing Document which have been waived). Upon consummation of the transactions contemplated by this Agreement, State Street shall have transferred to West Side the BFDS Class A Common Shares free and clear of all Encumbrances, other than Encumbrances created by West Side. Except for this Agreement, State Street (i) is not a party to any, and has not granted to any other Person any Commitment providing for, or restricting, the acquisition or disposition of State Street’s BFDS Class A Common Shares, and (ii) is not a party to any voting agreement, voting trust, revocable or irrevocable proxy or other agreement or understanding with respect to the voting or transfer of State Street’s BFDS Class A Common Shares.

Section 4.04     Legal Proceedings; Governmental Orders. There are no Actions pending or, to State Street’s Knowledge, threatened against State Street, by or before any Governmental Authority that (a) challenge the validity or enforceability of this Agreement or (b) seek to prevent, enjoin or otherwise delay the consummation of the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. State Street is not subject to any Action of any Governmental Authority that would impair or delay State Street’s ability to consummate the transactions contemplated by this Agreement.

Section 4.05     Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of State Street.

Section 4.06    Investigation. State Street acknowledges and agrees that (a) the only representations and warranties made by West Side are the representations and warranties expressly set forth in Article III or the other Transaction Documents, and that neither State Street, nor any of its Affiliates, has relied upon any other express or implied representations, warranties or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or on behalf of West Side or any of its Affiliates, any Representatives of West Side or any of its Affiliates or any other Person, including any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or through West Side’s or any of its Affiliates’ Representatives, or management presentations, data rooms (electronic or otherwise) or other due diligence information, and that neither State Street, nor any of its Affiliates, shall have any right or remedy pursuant to any theory of liability arising out of any such representation, warranty or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information, and (b) any claims State Street, or any of its Affiliates, may have for breach of any representation or warranty shall be based solely on the representations and warranties of West Side expressly set forth in Article III or the other Transaction Documents.

Section 4.07    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV and the other Transaction Documents, neither State Street nor any of its Affiliates, nor any other Person, has made, makes or shall be deemed to make, any other representation or warranty of any kind whatsoever, express or implied, written or oral, on behalf of State Street, in connection with the Transactions, including any representation or warranty regarding State Street, the Transactions or any other rights or obligations to be transferred pursuant to the Transaction Documents, and State Street hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, whether made by or on behalf of State Street, its Affiliates or any other Person.

ARTICLE V
CONDITIONS TO CLOSING

The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, prior to the Closing, of each of the following conditions:
(a)     The Parties shall have consummated the transactions contemplated by the Reorganization Agreement; and

(b)     No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Transactions illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

ARTICLE V
MISCELLANEOUS

Section 6.01    Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 6.02    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications shall be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.02):

If to West Side:	West Side Investment Management, Inc. 333 W. 11th Street, 5th Floor Kansas City, MO 64105 E-mail: RDYoung@dstsystems.com Attention: Randall D. Young, Senior Vice President, General Counsel and Secretary
with a copy (which shall not constitute notice) to:	Morrison & Foerster LLP 250 W. 55th Street New York, NY 10019 E-mail: SpencerKlein@MoFo.com Attention: Spencer D. Klein, Esq.
If to State Street:	State Street Corporation State Street Financial Center One Lincoln Street, 21st Floor Boston, MA 02111 E-mail: dcphelan@statestreet.com Attention: David Phelan, General Counsel
with a copy (which shall not constitute notice) to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 Attention: Timothy W. Diggins E-mail: timothy.diggins@ropesgray.com; Amanda McGrady Morrison E-mail: amanda.morrison@ropesgray.com

If to BFDS:	Boston Financial Data Services, Inc. 2000 Crown Colony Drive - 4th Floor Quincy, MA 02169 Email: Legal@BostonFinancial.com Attention: Legal Department
with copies (which shall not constitute notice) to:

DST Systems, Inc.
333 W. 11th Street, 5th Floor
Kansas City, MO 64105
E-mail: RDYoung@dstsystems.com
Attention: Randall D. Young, Senior Vice President, General Counsel and Secretary
Morrison & Foerster LLP
250 W. 55th Street
New York, NY 10019
E-mail: SpencerKlein@MoFo.com
Attention: Spencer D. Klein, Esq.

Section 6.03    Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles and Sections mean the Articles and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

Section 6.04    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.05    Severability. If any term or provision (or portion thereof) of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision (or portion thereof) of this Agreement or invalidate or render unenforceable such term or provision (or portion thereof) in any other jurisdiction. Upon such determination that any term or other provision (or portion thereof) is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.06    Entire Agreement. This Agreement and the Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Except for any specific indemnification provision set forth in the Transaction Documents (including, without limitation, Article VII of the Reorganization Agreement), in the event of any inconsistency between the statements in the body of this Agreement and those in the Transaction Documents, the statements in the body of this Agreement will control.

Section 6.07    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder. Any attempted assignment in violation of this Section 6.07 shall be null and void.

Section 6.08    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.09    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.10    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)     This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)    Any legal suit, action or proceeding arising out of or based upon this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby may be instituted exclusively in the United States District Court for the Southern District of New York, and each Party irrevocably submits to the exclusive jurisdiction of such court in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such court and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10(C).

Section 6.11    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof and to an injunction to prevent breaches of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 6.12    Exclusive Remedy. Except as provided in Section 6.11 (Specific Performance), following the Closing, the indemnification provisions of Article VII of the Reorganization Agreement shall be the sole and exclusive remedy for any Indemnified Party for any Losses (including any Losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise, and whether predicated on common law, statute, strict liability or otherwise) that such Person may at any time suffer or incur, or become subject to, as a result of, or in connection with, any breach of or inaccuracy with respect to any representation or warranty set forth in this Agreement or in any schedule or certificate delivered pursuant to this Agreement by a party hereto, or any breach or failure by a party hereto to perform or comply with any covenant or agreement set forth herein. Notwithstanding anything to the contrary in this Agreement, each party retains all of its rights and remedies with respect to claims based upon circumstances constituting fraud or intentional misrepresentation.

Section 6.13    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

WEST SIDE:	West Side Investment Management, Inc.
By: /s/ Timothy Bahr Name: Timothy Bahr Title: Secretary & Treasurer

STATE STREET:	State Street Corporation
By: /s/ Andrew Erickson Name: Andrew Erickson Title: CFO

BFDS:	Boston Financial Data Services, Inc.
By: /s/ Jay Shuman Name: Jay Shuman Title: CFO